EXHIBIT 10.51

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT is made and entered into as of September 15, 2004, by and between SMARTSERV ONLINE, INC. ("Corporation") and MICHAEL STEMPLE ("Consultant").

                                   BACKGROUND

      Corporation is primarily engaged in the marketing and delivery of products and services to the mobile phone marketplace and provides ringtones, games and graphics through its nReach division. Consultant has been the president and founder of the nReach division and was previously a principal shareholder of nReach prior to its acquisition by the Corporation. Corporation desires to avail itself of the benefit of Consultant's experience and business advice and Consultant is willing to be available as an advisor and consultant to Corporation on the terms and under the conditions of this Agreement.

      In consideration of the premises and the mutual promises and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

      1. Term and Duties.

         (a) The Corporation engages Consultant and Consultant accepts such engagement as a general advisor and consultant to the Corporation on matters pertaining to the nReach division of the Corporation for the period commencing on the date hereof and terminating on March 15, 2005 (the "Term"). This Agreement may not be terminated by the Corporation for any reason during the Term.

         (b) During the Term, Consultant shall be available via telephone and electronic means during normal business hours (Monday through Friday) to advise and consult with the Corporation at its request and shall devote his best efforts, including such reasonable time as shall be necessary, to advancing the interests of Corporation and the nReach division thereof. Consultant shall not be expected to report to work at the offices of the Corporation or nReach, or perform assignments outside of Golden, Colorado. As part of his duties hereunder, Consultant will be the point person on subleasing of the office space of the nReach division in Golden, Colorado, and shall, as required, show the office space to and respond to phone calls from potential tenants. Consultant acknowledges and agrees that he has no authority to sign contracts or enter into any verbal contracts on behalf of Corporation or the nReach division thereof. Consultant shall report and be responsible to the President and Chief Operating Officer of Corporation.

      2. Compensation and Expenses.

         (a) As compensation for consulting services rendered hereunder, the Corporation shall pay Consultant the total amount of $84,000 payable in 12 equal bi-monthly installments during the Term, beginning on September 30, 2004 and ending on March 15, 2005.

         (b) During the Term, upon prior approval of the Corporation, Consultant may incur reasonable expenses in furtherance of or in connection with the performance of his duties hereunder. Corporation shall timely reimburse Consultant for such approved expenses on his presentation of an itemized account with appropriate receipts or vouchers therefor in accordance with Corporation's normal practice.

      3. Repurchase of Stock.

         (a) Consultant grants the Corporation the option to purchase (the "Option") 253,817 shares of the Corporation's common stock which Consultant owns (the "Shares") for $84,000. Consultant shall promptly place the stock certificate for the Shares (duly endorsed for transfer to the Corporation and signed by Consultant on the reverse side thereof) with an escrow agent mutually agreeable to Consultant and Corporation (the "Escrow Agent") pursuant to the terms of a mutually agreeable Escrow Agreement. To exercise the Option, the Corporation must deliver its check for $84,000 payable to Consultant to the Escrow Agent on or before March 15, 2005 (the "Deadline"), and, in turn, the Escrow Agent shall deliver the Stock Certificate to the Corporation, and the check for $84,000 to the Consultant. All costs and expenses incurred by Consultant or the Corporation to the Escrow Agent or with respect to the Escrow Agreement shall be paid by the Corporation and Consultant shall have no liability therefore.

         (b) Consultant represents and warrants that he has full power to transfer the Shares to the Corporation and such Shares, being transferred to the Corporation, are, and will be at the time of exercise of the Option, free and clear of all liens and encumbrances.

         (c) In the event the Corporation does not exercise the Option on or before the Deadline, the Term of this Agreement shall automatically be renewed for an additional six months for the period of March 16, 2005 through September 15, 2005 for additional compensation of $84,000 paid in accordance with Section 2(a) hereof, with the first bi-monthly payment due to Consultant on March 31, 2005 and the final bi-monthly payment due September 15, 2005. In addition, the Escrow Agent shall return to the Consultant the stock certificate for the Shares.

         (d) Consultant shall, upon request of Corporation, execute and deliver to the Corporation such instruments and documents to the Corporation as Corporation may reasonably request to confirm and perfect the transfer of the Shares and Corporation's title therein.

         (e) Consultant agrees that the Shares are unique and special property and that the Corporation shall be entitled to specific performance with respect to the Option and enforcing its rights hereunder, in addition to other applicable remedies at law or in equity.

      4. Independent Status.

         In his capacity as a Consultant, Consultant shall be an independent contractor and shall not be deemed to be an employee of Corporation. As such, Consultant shall be solely responsible for all necessary withholding of appropriate federal income tax, state income tax, and social security taxes. Consultant shall indemnify and hold Corporation harmless from all taxes, interest, penalties or other amounts associated with or that arise as a result of Consultant's failure to pay all appropriate taxes and fees associated with payments by Corporation to Consultant under this Agreement. In the event that the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, Consultant agrees that Corporation shall have the right to participate in any discussions or negotiations occurring with such agency or agencies.

      5. Confidentiality.

         (a) Consultant covenants and agrees that he will at all times keep confidential and will not at any time, except with the prior written consent of Corporation, directly or indirectly, communicate or disclose or use for any reason other than the performance of his duties hereunder, any trade or confidential or proprietary information of Corporation or its affiliates, including but not limited to, technical know-how, processes, designs, software, customer or vendor lists, fees, data, reports, records, plans, policies, applications, financial information, contracts or other documents and will also use his best efforts to prevent unauthorized disclosure by others.

         (b) The parties agree that any breach by Consultant of the covenants and agreements in this Section 5 will result in irreparable injury to Corporation for which money damages could not adequately compensate Corporation and, therefore, in the event of any such breach, Corporation shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court of equity enjoining and restraining Consultant and/or any other Person involved therein from continuing such breach. The existence of any claim or cause of action which Consultant may have against Corporation or any other Person shall not constitute a defense or bar to the enforcement of such covenants. The covenants contained in this Section 5 are independent of all other covenants between Consultant and Corporation.

         (c) All information, client lists, data, reports, software, records, plans, policies, applications, financial information, contracts and other papers, articles, and materials of any kind relating to Corporation's business and obtained by Consultant in the course of his association with Corporation, whether developed by him or not, shall be and remain Corporation's property and will be returned to Corporation along with any and all copies thereof, at such time as Consultant ceases to be a consultant of Corporation.

      6. Termination of Employment.

         (a) Consultant and Corporation mutually agree that Consultant's employment by the Corporation shall terminate on the close of business on September 14, 2004, notwithstanding any provision of that certain Employment Agreement dated February 28, 2004 between Consultant and Corporation (the "Employment Agreement"). The Corporation agrees to pay Consultant's unused accrued vacation time in the amount of $____________ , which payment will be made on or before September 30, 2004.

         (b) In consideration of the Corporation's agreement to terminate Consultant's employment under the Employment Agreement, and the Corporation entering into this Agreement with Consultant, Consultant agrees that the Restriction Period under Section 7(b) of the Employment Agreement shall continue in full force and effect during the Term hereof , notwithstanding anything to the contrary in the Employment Agreement. Sections 7 through 21 of the Employment Agreement shall continue in full force and effect as to Consultant and Corporation. Notwithstanding the foregoing, or anything contained in the Employment Agreement, the Corporation acknowledges and agrees that Consultant may be engaged in new business ventures and opportunities in addition to performing the consulting services set forth herein. Consultant shall be entitled to engage in such new business ventures and activities provided that he is not otherwise in breach of his confidentiality and non-disparagement obligations set forth herein and those new business ventures do not conflict with or breach the provisions of Section 7 of the Employment Agreement.

         (c) Consultant will cooperate with the Corporation and its affiliates in the defense or prosecution of all disputes with third parties. In furtherance thereof, if requested by the Corporation, upon reasonable notice, Consultant will provide written and oral evidence and testimony in any proceedings and will meet with the Corporation's attorneys or other representatives at reasonable times and places in connection therewith. The Corporation shall not be required to pay further consideration to Consultant for such cooperation and testimony, except that Consultant will be reimbursed by the Corporation for reasonable out-of-pocket expenses (including any travel expenses incurred by Consultant in preparation of such testimony) incurred in connection with such cooperation or testimony.

         (d) Each of Consultant and the Corporation agree that he or it will not disparage in any way the professional or personal reputation of the other party, including any affiliated corporations or entities, or any officers, directors, employees, agents or representatives of the Corporation or its affiliated corporations or entities.

         (e) In consideration of the payments set forth in Section 2 hereof, Consultant, on behalf of himself and his agents, heirs, successors and assigns, finally and unconditionally releases and discharges the Corporation, and its subsidiaries, affiliates and other related companies, and all of their respective officers, directors, insurers, reinsurers, agents, employees, partners, shareholders, predecessors, successors and assigns (collectively herein, "Released Parties") from any and all claims, demands, liabilities, damages, obligations, actions or causes of action (collectively, "claims") of any kind, known or unknown, past or present, asserted or unasserted, suspected or unsuspected, matured or unmatured, which Consultant now has, may have or could claim to have against the Released Parties up to and including the date hereof, including, but not limited to, any and all claims arising out of, relating to, or in connection with, Consultant's employment or termination from such employment. The claims released by Consultant include, but are not limited to, claims for wrongful termination, constructive discharge, sexual harassment, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, bad faith discharge, fraud, defamation, libel, workers' compensation, retaliation, invasions of privacy and intentional or negligent infliction of emotional distress. The claims released by Consultant further include, but are not limited to, claims under all federal, state and local laws including, but not limited to, claims under any laws prohibiting employment discrimination, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, and the Family and Medical Leave Act. Consultant will forever refrain from instituting, initiating, prosecuting, maintaining or participating in any lawsuit, claim or other proceeding in any jurisdiction or forum relating in any way to his employment or to his termination from such employment or to any claims released hereby in which Consultant seeks, or any person seeks on Consultant's behalf, personal monetary or equitable relief, and will not cause or permit anyone to do so in his name or on his behalf. If Consultant breaches this covenant, he will pay all losses (including, but not limited to, costs and attorney fees) incurred by the Released Parties arising from such breach. The release contained herein is intended to be complete and final and to cover not only claims which are known, but also claims which are unknown or which Consultant does not suspect to exist in his favor which, if known at the time of executing this Agreement, might have affected his actions.

      7. Notices.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by reputable overnight courier or by certified or registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:

         (a) If to Consultant, to:
             Michael Stemple
             19090 Eagle Ridge Drive
             Golden, CO  80401

         (b) If to Corporation, to:

             SmartServ Online, Inc.
             2250 Butler Pike, Suite 150
             Plymouth Meeting, PA  19462
             Attention:  Timothy G. Wenhold, COO

      8. Additional Provisions.

         (a) Consultant represents, warrants, and covenants that neither the execution and delivery of this Agreement nor the performance of the consulting services contemplated hereby will result (either immediately or after the passage of time and/or the giving of notice) in any breach or default by Consultant under any agreement or contract to which Consultant is a party, or by which Consultant may be bound, or which would have a material adverse effect on Consultant's ability to perform fully his obligations under this Agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon Corporation, and its successors and assigns and Consultant, his heirs, executors, administrators and legal representatives.

         (c) This is a personal service contract and may not be assigned by Consultant.

         (d) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be changed or terminated orally. This Agreement supersedes all prior and contemporaneous written or oral agreements between the parties relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

         (e) If any provision of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

         (f) No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         (g) The headings of the several sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         (h) "Person" as used herein means a natural person, joint venture, corporation, limited liability company, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or other entity.

         (i) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws rules, and each party hereto consents to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania and the federal courts sitting in the Eastern District of Pennsylvania. The parties irrevocably consent to service of process by certified mail, return receipt requested, to the addresses set forth herein, or to such other address as to which notice thereof has been given.

         (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same document.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SMARTSERV ONLINE, INC.                   CONSULTANT:


By: /s/ Timothy G. Wenhold               /s/ Michael Stemple
    -----------------------------        -------------------------------------
    Timothy G. Wenhold                   Michael Stemple
    Chief Operating Officer